Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,492,488
Unrealized Gain (Loss) on Market Value of Commodity Futures	(343,762)
Dividend Income	1,569
Interest Income	1,598
ETF Transaction Fees	1,750
Total Income (Loss)	$4,153,643

Expenses
General Partner Management Fees	$55,539
Professional Fees	22,636
Brokerage Commissions	9,372
Directors' Fees and insurance	2,427
NYMEX License Fee	1,389
Total Expenses	$91,363
Net Income (Loss)	$4,062,280

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$120,135,519
Withdrawals (850,000 Shares)	(30,108,789)
Net Income (Loss)	4,062,280

Net Asset Value End of Month	$94,089,010
Net Asset Value Per Share (2,500,000 Shares)	$37.64

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596